SCHEDULE II
                               INFORMATION WITH RESPECT TO
                  TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-JLK DIRECT

                    GABELLI ASSOCIATES LTD
                                10/06/00           10,000             8.6250
                                 9/22/00            2,100             8.0625
                    GABELLI ASSOCIATES FUND
                                10/06/00           11,500             8.6250
                                 9/22/00           12,600             8.6250
                                 9/21/00           32,700             8.6250
                                 9/21/00           25,200-            8.6250
                                 9/21/00           17,700             8.6250


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.